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                                                                   EXHIBIT 10.22

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT ("AGREEMENT") is entered into as of October 13, 2000 between ZymeTx, Inc., a Delaware corporation (the "COMPANY") and each of the entities listed under "INVESTORS" on the signature page hereto (each an "INVESTOR" and collectively the "INVESTORS"), each with offices at the address listed under such Investor's name on Schedule I hereto.

                              W I T N E S S E T H:

     WHEREAS, pursuant to that certain Purchase and Security Agreement by and between the Company and the Investors (the "PURCHASE AGREEMENT"), the Company has agreed to sell and issue to the Investors, and the Investors have agreed to purchase from the Company, an aggregate of $2 million principal amount of the Company's 5% Senior Convertible Debentures Due October 12, 2002 (the "DEBENTURES") on the terms and conditions set forth therein;

     WHEREAS, the Purchase Agreement contemplates that the Debentures will be convertible into shares (the "COMMON SHARES") of common stock, par value $.001, of the Company ("COMMON STOCK");

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Purchase Agreement, the Company has agreed to issue warrants (the "WARRANTS") exercisable for shares of Common Stock (the "WARRANT SHARES") in connection with the issuance of the Debentures;

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Purchase Agreement, the Company has agreed to provide the Investors with certain registration rights with respect to the Common Shares, Warrant Shares and certain other rights and remedies with respect to the Debentures as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement and this Agreement, the Company and the Investors agree as follows:

     1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement, the Warrants or the Debentures. As used in this Agreement, the following terms shall have the following respective meanings:

     "CLOSING" and "CLOSING DATE" shall have the meanings ascribed to such terms in the Purchase Agreement.

     "CONVERSION PRICE" shall have meaning ascribed to such term in Section 7(c) of the Debenture.


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     "CONVERSION VALUE" shall mean the value that a Holder would be entitled to receive upon (i) conversion of the Debenture at the Conversion Price then in existence, without reference to Sections 14 or 7(a) thereof or to Section 3.14 of the Purchase Agreement, followed by (ii) the subsequent sale of the Common Shares received thereby at the greater of the Market Price for Shares of Common Stock in existence from (A) the time of the event triggering the right to redemption until (B) the time of the closing of a redemption of a Debenture.

     "COMMISSION" or "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "CONVERSION PRICE REDUCTION" shall mean a 1% reduction in the otherwise applicable Conversion Price for the first 30-day period (or portion thereof) of an Interfering Event and a 1.5% reduction for each subsequent 30-day period (or portion thereof) of an Interfering Event.

     "DEBENTURE AMOUNT" shall mean the Outstanding Principal Amount of, the accrued but unpaid interest on, and the accrued but unpaid delay or forbearance payments on the Debentures.

     "EFFECTIVENESS DEADLINE" shall have the meaning set forth in Section 2(a).

     "HOLDER" and "HOLDERS" shall mean the Investor or the Investors, respectively, and any transferee of the Debentures, Warrants, Warrant Shares, Option Shares or Common Shares or Registrable Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

     "INTERFERING EVENTS" shall have the meaning set forth in Section 2(b).

     "MARKET PRICE FOR SHARES OF COMMON STOCK" shall have the meaning ascribed to such term in the Debentures.

     "OUTSTANDING PRINCIPAL AMOUNT" shall have the meaning ascribed to such term in the Debentures.

     "PREMIUM REDEMPTION PRICE" shall mean the following:

         (a) as to the Debentures, the greater of (i) 120% of the Debenture Amount and (ii) the Conversion Value;

         (b) as to the Warrant Shares and Common Shares, 120% of the dollar amount which is the product of (i) the number of shares to be redeemed, and (ii) the highest Market Price for Shares of Common Stock in existence from
(x) the time of the event triggering the right to redemption until (y) the time of the closing of the redemption of the Warrant Shares or Common Shares as applicable.


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         (c) as to the Warrants, 120% of the dollar amount which is the product of (i) the number of Warrant Shares to be issued to the Holder upon exercise of Warrants multiplied by (ii) the highest Market Price for Shares of Common Stock in existence from (x) the time of the event triggering the right to redemption until (y) the time of the closing of the redemption of the Warrants.

     "PUT NOTICE" shall have the meaning set forth in Section 2(b)(i)(C).

     "REGISTRABLE SECURITIES" shall mean: (a) the Common Shares and Warrant Shares issued or issuable to each Holder or its permitted transferee or designee upon conversion of the Debentures or exercise of the Warrants, as applicable, or upon any stock split, stock dividend, recapitalization or similar event with respect to such Common Shares or Warrant Shares; (b) any securities issued or issuable to each Holder upon the conversion, exercise or exchange of any Debentures, Warrants, Warrant Shares or Common Shares; and (c) any other security of the Company issued as a dividend or other distribution with respect to, conversion or exchange of, or in replacement of, Registrable Securities. Warrant Shares will only become exercisable if and when the underlying Warrants are issued.

     The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     "REGISTRATION EXPENSES" shall mean all expenses to be incurred by the Company in connection with each Holder's registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, "BLUE SKY" fees and expenses, reasonable fees and disbursements of counsel to Holders (using a single counsel selected by a majority in interest of the Holders) for a "due diligence" examination of the Company and review of the Registration Statement and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

     "REGISTRATION STATEMENT" shall have the meaning set forth in Section 2(a) herein.

     "REGULATION D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

     "SECURITIES ACT" or "ACT" shall mean the Securities Act of 1933, as amended.

     "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for Holders not included within "Registration Expenses" and if the Holders engage a third party as an underwriter for the purpose of distributing Registrable Securities on an underwritten basis, the fees and expenses of such underwriting and any additional expenses of an accountant incurred in order to obtain a "Comfort Letter."


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     2. Registration Requirements. The Company shall use its best efforts to effect the registration of the Registrable Securities (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable "Blue Sky" or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) reasonably requested by the Holder and in all U.S. jurisdictions. Such best efforts by the Company shall include the following:

         (a) The Company shall, as expeditiously as reasonably possible after the Closing Date:

               (i) But in any event within 30 days thereafter, prepare and file a registration statement with the Commission on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering the Registrable Securities (such registration statement, including any amendments or supplements thereto and prospectuses contained therein, is referred to herein as the "REGISTRATION STATEMENT"), which Registration Statement, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such number of additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar events. The number of shares of Common Stock initially included in such Registration Statement shall be no less than the sum of (A) two (2) times the sum of the number of Common Shares that are as of the date of this Agreement issuable upon conversion of the Debentures plus (B) the number of Warrant Shares issuable upon exercise of the Warrants in each case without regard to any limitation on the Investor's ability to convert the Debentures or Warrants. Thereafter, the Company shall use its best efforts to cause such Registration Statement to be declared effective as soon as practicable, and in any event prior to the earlier of (i) ninety (90) days following the Closing Date or (ii) five (5) days after SEC clearance to request acceleration (the "EFFECTIVENESS DEADLINE"). The Company shall provide Holders and their legal counsel reasonable opportunity to review any such Registration Statement or amendment or supplement thereto prior to filing.

               (ii) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by the seller thereof as set forth in the Registration Statement and notify the Holders of the filing and

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          effectiveness of such Registration Statement and any amendments or supplements.

               (iii) After the registration, furnish to each Holder such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

               (iv) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or "Blue Sky" laws of all U.S. jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (v) Notify each Holder immediately of the happening of any event as a result of which the prospectus (including any supplements thereto or thereof and any information incorporated or deemed to be incorporated by reference therein) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, pursuant to Section 2(f), use its best efforts to promptly update and/or correct such prospectus.

               (vi) Notify each Holder immediately of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

               (vii) Permit a single firm of counsel, designated as Holders' counsel by the Holders of a majority of the Registrable Securities included in the Registration Statement, to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to each filing, and shall not file any document in a form to which such counsel reasonably objects.

               (viii) Use its best efforts to list the Registrable Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the National Association of Securities Dealers, Inc. or any exchange or market where the Common Stock is then traded.


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               (ix) If applicable, take all steps necessary to enable Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act.

               (x) File additional Registration Statements if the number of Registrable Securities at any time exceeds 80% of the number of shares of Common Stock then registered in the existing Registration Statements hereunder.

         (b) Set forth below in this Section 2(b) are (I) events that may arise that the Investors consider will interfere with the full enjoyment of their rights under the Debentures, the Purchase Agreement and this Agreement (the "INTERFERING EVENTS"), and (II) certain remedies applicable in each of these events.

          Paragraphs (i) through (iv) of this Section 2(b) describe the Interfering Events, provide a remedy to the Investors if an Interfering Event occurs and provide that the Investors may require that the Company redeem outstanding Debentures, Warrants, or Registrable Securities at a specified price if certain Interfering Events are not timely cured.

          Paragraph (v) provides, inter alia, that each Holder shall have the option as to whether it would like to receive any payment required as a remedy in the case of certain of the Interfering Events in cash or shares of Common Stock.

          Paragraph (vi) provides, inter alia, that if payments required as the remedy in the case of certain of the Interfering Events are not paid when due, the Company may be required by the Investors to redeem outstanding Debentures, Warrants, or Registrable Securities at a specified price.

          Paragraph (viii) provides, inter alia, that the Investors have the right to specific performance.

     The preceding paragraphs in this Section 2(b) are meant to serve only as an introduction to this Section 2(b), are for convenience only, and are not to be considered in applying, construing or interpreting this Section 2(b).

               (i) Delay in Effectiveness of Registration Statement.

                   (A) In the event that the Registration Statement has not been declared effective by the Effectiveness Deadline, then the Company shall cause a Conversion Price Reduction for each thirty (30) day period (or portion thereof) thereafter during which the Registration Statement has not been declared effective.

                   (B) If the Registration Statement has not been declared effective within thirty (30) days of the Effectiveness Deadline (the "FORBEARANCE DEADLINE"), then the Company (at its election made within


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          one (1) business day of the Forbearance Deadline) either (i) shall pay a cash forbearance fee to each Holder equal to three percent (3%) of the Debenture Amount of such Holder's Debentures for the first 30-day period (or portion thereof) following the Forbearance Deadline and five percent (5%) of the Debenture Amount of those Debentures for each subsequent 30-day period (or portion thereof), or (ii) redeem all but not less than all the Debentures, Warrants, Common Shares and Warrant Shares held by all Holders at the Premium Redemption Price. If the Company elects to pay in cash pursuant to (i) above, such cash amounts shall be payable upon the Holder's demand. If the Company elects to redeem at the Premium Redemption Price pursuant to (ii) above, the Company shall deliver to each Holder a written notice thereof (the "COMPANY PUT NOTICE"), which Company Put Notice shall state the
          Premium Redemption Price shall be paid five (5) business day thereafter (the "COMPANY REDEMPTION DATE"). Nothing herein shall be construed as precluding the Holder from exercising its conversion rights under the Debenture unless the Company redeems the Debenture and pays the full Premium Redemption Price as set forth in this
          Section 2(b)(i)(B). New Conversion Price Reductions will no longer be made and forbearance fees shall no longer accrue on Debentures after they have been redeemed by the Company.

                    (C) If the Registration Statement has not been declared effective within 365 days of the Closing Date, then each Holder shall have the right to require the Company to redeem the Debentures, Warrants, Common Shares, and/or Warrant Shares in whole or in part at the Premium Redemption Price. Each Holder shall exercise such right by providing the Company with written notice thereof (the "PUT NOTICE"), which such Put Notice shall include the type and amount of each security that the Holder seeks to redeem and a date at least five (5) business days from the date thereof on which the Holder seeks the redemption to occur (the "REDEMPTION DATE"). Nothing herein shall be construed as precluding the Holder from exercising its conversion rights under the Debenture unless the Company redeems the Debenture and pays the Premium Redemption Price set forth above in full pursuant to Section 2(b)(i)(B). New Conversion Price Reductions will no longer be made and forbearance fees shall no longer accrue on Debentures they have been redeemed by the Company.

               (ii) No Listing; Premium Price Redemption for Delisting of Class of Shares.

                    (A) In the event that the Company fails, refuses or is unable to cause the Registrable Securities covered by the Registration Statement to be listed with the applicable Approved Markets and each other securities exchange and market on which the Common Stock is then traded at all times during the period ("LISTING PERIOD") commencing on the Effectiveness Deadline, and continuing thereafter for so long as the


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          Debentures are outstanding, then the Company shall cause a Conversion
          Price Reduction for each 30-day period (or portion thereof) during the Listing Period from and after such failure, refusal or inability to so list the Registrable Securities until the Registrable Securities are so listed.

                    (B) In the event that shares of Common Stock of the Company are delisted from the applicable Approved Markets at any time following the Closing Date and remain delisted for either 5 consecutive days or an aggregate of ten (10) days in any twelve (12) month period, then at the option of each Holder and to the extent such Holder so elects, the Company shall, at the option of each Holder, either (1) cause a Conversion Price Reduction for each 30-day period (or portion thereof) that the shares are delisted or (2) redeem the Debentures and/or Warrants and/or Common Shares and/or Warrant Shares held by such Holder, in whole or in part, at the Premium Redemption Price; provided, however, that such Holder may revoke such request at any time prior to receipt of payment of such Premium Redemption Price or realization of such Conversion Price Reduction, as the case may be.

               (iii) Blackout Periods. In the event any Holder is unable to sell Registrable Securities under the Registration Statement for more than
          (A) five (5) consecutive days or (B) an aggregate of ten (10) days in any 12 month period ("SUSPENSION GRACE PERIOD"), including without limitation by reason of a suspension of trading of the Common Stock on the Approved Market, any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in such Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or the number of shares of Common Stock covered by the Registration Statement is insufficient at such time to make such sales (a "BLACKOUT"), then the Company shall cause a Conversion Price Reduction for each 30-day period (or portion thereof) from and after the expiration of the Suspension Grace Period. In lieu of receiving the Conversion Price Reduction as provided above, a Holder shall have the right but not the obligation to elect to have the Company redeem its Debentures, Warrants, Common Shares and Warrant Shares at the Premium Redemption Price.

               (iv) Conversion Deficiency; Premium Price Redemption for Conversion Deficiency. In the event that the Company does not have a sufficient number of Common Shares available to satisfy the Company's obligations to any Holder upon receipt of a Conversion Notice (as defined in the Debenture) or is otherwise unable or unwilling to issue such Common Shares (including without limitation by reason of the limit


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          described in Section 10 below) in accordance with the terms of the
          Debenture for any reason after receipt of a Conversion Notice, then:

                    (A) The Company shall cause a Conversion Price Reduction for each 30-day period (or portion thereof) that the Company fails, is unable or refuses to issue Common Shares in accordance with the Debenture terms; provided, however, that if such failure is the result of there being insufficient shares authorized to make such issuance, there shall not be a Conversion Price Reduction if the Company promptly (but in any event within ten (10) calendar days) authorizes and issues such shares, and

                    (B) At any time five (5) days after the commencement of the running of the first 30-day period described above in clause (A) of this paragraph (iv), at the request of any Holder pursuant to a redemption notice, the Company promptly (1) shall purchase from such Holder, at the Premium Redemption Price, the Debenture Amount of Debentures equal to such Holder's pro rata share of the Deficiency (as such term is defined below), if the failure to issue Common Shares results from the lack of a sufficient number thereof and (2) shall purchase all (or such portion as such Holder may elect) of such Holder's Debentures at such Premium Redemption Price if the failure to issue Common Shares results from any other cause. The "DEFICIENCY" shall be equal to the Debenture Amount of Debentures that would not be able to be converted for Common Shares, due to an insufficient number of Common Shares available, if all the outstanding Debentures were submitted for conversion at the Conversion Price set forth in the Debentures as of the date such Deficiency is determined. Any request by a Holder pursuant to this paragraph (iv)(B) shall be revocable by that Holder at any time prior to its receipt of the Premium Redemption Price.

               (v) Certain Terms. All Conversion Price Reductions shall be made, and all forbearance fees required to be made in connection with the above provisions shall be paid, at any time upon demand.

               (vi) Premium Price Redemption for Conversion Price Reduction Defaults and Forbearance Fee Defaults. In the event that the Company fails or refuses to give effect to any Conversion Price Reduction provided for in the foregoing paragraphs (i) through (iv) or pay any forbearance fee when due, at any Holder's request and option, the Company shall purchase all or a portion of the Debentures, Warrants, Common Shares and/or Warrant Shares held by such Holder (with forbearance fees accruing through the date of such purchase), within five (5) days of such request, at the Premium Redemption Price; provided that such Holder may revoke such request at any time prior to receipt of such payment of the full Premium Redemption Price. Until such time as the Company purchases such Debentures at the request of such Holder


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          pursuant to the preceding sentence, at any Holder's request and option, the Company shall add the amount of any forbearance fees to the Outstanding Principal Amount of a Holder's Debentures and increase the 120% multiplier in each calculation of Premium Redemption Price by the percentage of all Conversion Price Reductions.

               (vii) Cumulative Remedies. Each Conversion Price Reduction triggered by an Interfering Event provided for in the foregoing paragraphs (ii) through (iv) shall be in addition to each other Conversion Price Reduction triggered by another Interfering Event; provided, however, that in no event shall the Company be obligated to provide any Holder with -------- more than one (1) Conversion Price Reduction for any 30-day period (or portion thereof). The Conversion Price Reductions, forbearance fees and redemptions provided for above are in addition to and not in lieu or limitation of any other rights the Holders may have at law, in equity or under the terms of the Debentures or the other Transaction Documents, including without limitation the right to specific performance. Each Holder shall be entitled to specific performance of any and all obligations of the Company in connection with the registration rights of the Holders hereunder.

               (viii) Certain Acknowledgments. The Company acknowledges that any failure, refusal or inability by the Company described in the foregoing paragraphs (i) through (iv) and paragraph (vi) will cause the Holders to suffer damages in an amount that will be difficult to ascertain, including without limitation damages resulting from the loss of liquidity in the Registrable Securities and the additional investment risk in holding the Registrable Securities. Accordingly, the parties agree that it is appropriate to include in this Agreement the foregoing provisions for Conversion Price Reductions, forbearance fees and redemptions in order to compensate the Holders for such damages. The parties acknowledge and agree that the Conversion Price Reductions, forbearance fees and redemptions set forth above represent the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such Conversion Price Reductions, forbearance fees and mandatory redemptions are reasonable and will not constitute a penalty.

         (c) If the Holder(s) intend to distribute the Registrable Securities by means of an underwriting, the Holder(s) shall so advise the Company. Any such underwriting may only be administered by investment bankers reasonably satisfactory to the Company.

         (d) The Company shall enter into such customary agreements for secondary offerings (including a customary underwriting agreement with the underwriter or underwriters, if any) and take all such other reasonable actions reasonably requested by the Holders in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities. In the event that the offering in which the Registrable


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Securities are to be sold is deemed to be an underwritten offering or an
Investor selling Registrable Securities is deemed to be an underwriter, the Company shall:

               (i) make such representations and warranties to the Holders and the underwriter or underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in secondary offerings;

               (ii) cause to be delivered to the sellers of Registrable Securities and the underwriter or underwriters, if any, opinions of independent counsel to the Company, on and dated as of the effective date (or in the case of an underwritten offering, dated the date of delivery of any Registrable Securities sold pursuant thereto) of the Registration Statement, and within ninety (90) days following the end of each fiscal year thereafter, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Holders and the underwriter(s), if any, and their counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and compliance with securities laws by the Company in connection with the authorization, issuance and registration thereof and other matters that are customarily given to underwriters in underwritten offerings, addressed to the Holders and each underwriter, if any;

               (iii) cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), and at the beginning of each fiscal year following a year during which the Company's independent certified public accountants shall have reviewed any of the Company's books or records, a "comfort" letter from the Company's independent certified public accountants addressed to the Holders and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary offerings; such accountants shall have undertaken in each such letter to update the same during each such fiscal year in which such books or records are being reviewed so that each such letter shall remain current, correct and complete throughout such fiscal year; and each such letter and update thereof, if any, shall be reasonably satisfactory to the Holders;

               (iv) if an underwriting agreement is entered into, the same shall include customary indemnification and contribution provisions to and from the underwriters and procedures for secondary underwritten offerings;


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               (v) deliver such documents and certificates as may be reasonably requested by the Holders of the Registrable Securities being sold or the managing underwriter or underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement, if any; and

               (vi) deliver to the Holders on the effective date (or in the case of an underwritten offering, dated the date of delivery of any Registrable Securities sold pursuant thereto) of the Registration Statement, and at the beginning of each fiscal quarter thereafter, a certificate in form and substance as shall be reasonably satisfactory to the Holders, executed by an executive officer of the Company and to the effect that all the representations and warranties of the Company contained in the Purchase Agreement are still true and correct except as disclosed in such certificate; the Company shall, as to each such certificate delivered at the beginning of each fiscal quarter, update or cause to be updated each such certificate during such quarter so that it shall remain current, complete and correct throughout such quarter; and such updates received by the Holders during such quarter, if any, shall have been reasonably satisfactory to the Holders.

         (e) The Company shall make available for inspection, upon reasonable written notice and during regular business hours, by the Holders, representative(s) of all the Holders together, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by any Holder or underwriter, all financial and other records customary for purposes of the Holders' due diligence examination of the Company and review of any Registration Statement, all SEC Documents (as defined in the Purchase Agreement) filed subsequent to the Closing, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, provided that such parties agree to keep such information confidential.

         (f) The Company shall file a Registration Statement with respect to any newly authorized and/or reserved shares, with respect to its obligation to reserve or register Registrable Securities (including pursuant to Section 1.1(c)(iii) of the Purchase Agreement), within thirty (30) days of any corporate action authorizing or reserving same and shall file a Registration Statement with respect to additional Registrable Securities within thirty (30) days of the occurrence of an event referred to in Section 2(a)(x) and shall use its best efforts to cause, in either case, such Registration Statement to become effective within sixty (60) days of such corporate action or such occurrence, as the case may be. If the Holders become entitled, pursuant to an event described in clause (iii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities. The Company shall use its best efforts to (i) cause any such additional Registration Statement, when filed, to become effective under the Securities Act, and (ii) keep such additional Registration Statement effective during the period described in Section 5 below. All of the registration rights and remedies under this Agreement shall apply to the registration of such newly reserved shares and such new Registrable Securities, including without limitation the provisions providing for Conversion Price Reductions, forbearance fees and redemptions contained herein.

     3. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

     4. Registration on Form S-3; Other Forms. The Company shall use its best efforts to qualify and remain qualified for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act.

     5. Registration Period. In the case of the registration effected by the Company pursuant to this Agreement, the Company will use its best efforts to keep such registration effective until the later to occur of (i) sales are permitted of all Registrable Securities without registration under Rule 144(k) or (ii) such time as there are no longer any Warrants outstanding.

     6. Indemnification.

         (a) The Company Indemnity. The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling each Holder, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or the underwriter (if any) therefor and stated to be specifically for use therein. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

         (b) Holder Indemnity. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

         (c) Procedure. Each party entitled to indemnification under this
Section 6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     7. Contribution. If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying each of such Indemnified Parties, shall contribute to the amount paid or payable by each such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

     In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

     The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. Survival. The indemnity and contribution agreements contained in Sections 6 and 7 and the representations and warranties of the Company referred to in Section 2(d)(i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Purchase Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

     9. Information by Holders. Each Holder shall reasonably promptly furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. The intended method or methods of disposition and/or sale (Plan of Distribution) of such securities as so provided by such Investor shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of such Holder, except that such Holder may not require an intended method of disposition which violates applicable securities law.

     10. NASDAQ Limit on Stock Issuances. Section 3.14 of the Purchase Agreement shall govern limits imposed by NASDAQ National Market rules on the conversion of Debentures.

     11. Replacement Certificates. The certificate(s) representing the Common Shares or Warrant Shares held by the Investor (or then Holder) may be exchanged by the Investor (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Common Shares or Warrant Shares, as reasonably requested by the Investor (or such Holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

     12. Transfer or Assignment. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Investors by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of Debentures or Warrants, and all other rights granted to the Investors by the Company hereunder may be transferred or assigned to any transferee or assignee of any Debentures or Warrants.

     13. Miscellaneous.

         (a) Remedies. The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

         (b) Jurisdiction. The Company and each of the Investors (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court, the New York State courts and other courts of the United States sitting in New York County, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and each of the Investors consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

         (c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

                  to the Company:

                           ZymeTx, Inc.
                           800 Research Parkway, Suite 100
                           Oklahoma City, Oklahoma 73104
                           Attention:  C. Carl Gibson
                           Facsimile:  (405) 271-1708

                  with copies to:

                           Phillips McFall McCaffrey McVay & Murrah, P.C. Twelfth Floor
                           One Leadership Square
                           211 North Robinson
                           Oklahoma City, Oklahoma 73102
                           Attention:  Douglas A. Branch, Esq.
                           Facsimile:  (405) 235-4562
                  to the Investors:

                           To each Investor at the address and/or fax number set forth on Schedule I of this Agreement with copies to:

                           Kleinberg, Kaplan, Wolff & Cohen, P.C.
                           551 Fifth Avenue
                           New York, New York 10176
                           Facsimile:       (212) 986-8866
                           Attention:       Christopher P. Davis, Esq.

     Any party hereto may from time to time change its address for notices by giving at least ten (10) days' written notice of such changed address to the other parties hereto.

         (d) Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

         (e) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing.

         (f) Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

         (g) Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without its express written approval, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees to deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement or document executed herewith to each Investor and any public announcement including the name of an Investor to such Investor, prior to the publication of such announcements.

         (h) No Piggyback on Registration. Neither the Company nor any of its security holders may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

         (i) Entire Agreement. This Agreement, together with the other Transaction Documents and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be modified or terminated except by a written agreement signed by both parties.

         (j) Governing Law. This Agreement and the validity and performance of the terms hereof shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to contracts executed and to be performed entirely in such State.

         (k) Severability. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Investor, and that any rights granted to "INVESTORS" hereunder shall be enforceable by each Investor hereunder.

         (l) Jury Trial. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

         (m) Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         (n) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least a majority of the then issued or issuable Registrable Securities; provided, however, that, for the purposes of this sentence, Registrable Securities that are owned, directly or indirectly, by the Company, or an affiliate of the Company are not deemed outstanding.


                             Signature page follows

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                             ZYMETX, INC.


                             By:
                                 ----------------------------------------------
                                 Norman R. Proulx
                                 Chief Executive Officer




                             PALLADIN OPPORTUNITY FUND, LLC.
                             By:  Palladin Asset Management, L.L.C.
                                  Managing Member


                             By:
                                 ----------------------------------------------
                                  Managing Member


                             HALIFAX FUND, L.P.
                             By:  The Palladin Group, L.P.
                                  Attorney-in-Fact

                             By:  Palladin Capital Management, LLC
                                  General Partner


                             By:
                                 ----------------------------------------------
                                  Robert Chender
                                  Managing Member







                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                   SCHEDULE I


INVESTOR

Palladin Opportunity Fund, LLC
195 Maplewood Avenue
Maplewood, N.J. 07040



Halifax Fund, L.P.
195 Maplewood Avenue
Maplewood, N.J. 07040